Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2023 Financial Results; Issues Full-Year 2024 Guidance Reflecting Strong Growth in Sales, EPS and Free Cash Flow

Company Delivers Record FY23 Sales, Profitability, EPS, Free Cash Flow and Orders

DAVIDSON, N.C.--(BUSINESS WIRE)--February 14, 2024--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2023.

Fourth Quarter 2023 Highlights:

  Reported sales of $786 million, up 4%, operating income of $161 million, operating margin of 20.4%, and diluted earnings per share (EPS) of $3.11;
  Adjusted operating income of $163 million, up 2%;
  Adjusted operating margin of 20.8%;
  Adjusted diluted EPS of $3.16, up 8%; and
  Free cash flow (FCF) of $270 million, generating 221% Adjusted FCF conversion.

Full-Year 2023 Highlights:

  Reported sales of $2.8 billion, up 11%, operating income of $485 million, operating margin of 17.0%, diluted EPS of $9.20 and Reported FCF of $403 million;
  Adjusted operating income of $494 million, up 11%;
  Adjusted operating margin of 17.4%;
  Adjusted diluted EPS of $9.38, up 15%;
  Adjusted FCF of $413 million, generating 114% Adjusted FCF conversion;
  Total share repurchases of $50 million;
  New orders of $3.1 billion, up 5%, reflecting solid demand in Aerospace & Defense (A&D) and Commercial markets, and book-to-bill of 1.1x; and
  Backlog of $2.9 billion, up 9%;

"Curtiss-Wright ended the year with a strong fourth quarter financial performance that reflected better-than-expected sales growth, record quarterly Adjusted diluted EPS of $3.16 and strong free cash flow," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation.

"Our full-year 2023 results were highlighted by another year of strong operational performance, as we delivered record high sales and operating income driven by 10% organic growth, and improved profitability while continuing to ramp up our investments in research and development across the portfolio. We achieved record Adjusted free cash flow of $413 million, driven by 15% growth in Adjusted diluted EPS as well as our continued efforts to reduce working capital. Our results also reflected strong demand across our A&D and Commercial markets, which drove record new orders exceeding $3 billion and a book-to-bill of 1.1x. Overall, these results mark the final, successful year for the three year goals we established at our May 2021 Investor Day. I'm incredibly proud of the team's efforts to successfully execute our pivot to growth strategy and the momentum we now carry forward into 2024."

"Looking ahead, our strong backlog entering the year supports our expectations to deliver total organic sales growth of 4% to 6% in 2024, including growth in all of our A&D and Commercial end markets. We expect to deliver continued operating margin expansion while increasing R&D investments, diluted EPS growth of 7% to 10%, and strong free cash flow generation ranging from $415 to $435 million. We remain well-positioned with strong alignment of our technologies to the favorable secular growth trends in each of our end markets, and confident in our ability to deliver profitable growth and drive long-term shareholder value."

Fourth Quarter 2023 Operating Results

(In millions)	Q4-2023	Q4-2022	Change
Reported
Sales	$786	$758	4%
Operating income	$161	$157	2%
Operating margin	20.4%	20.8%	(40 bps)

Adjusted (1)
Sales	$786	$758	4%
Operating income	$163	$160	2%
Operating margin	20.8%	21.1%	(30 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $786 million increased 4% compared with the prior year period;
  Total A&D market sales increased 5%, while total Commercial market sales increased 2%;
  In our A&D markets, we experienced solid growth in the defense markets principally driven by higher defense electronics revenues and higher sales of arresting systems equipment, as well as strong sales growth in the commercial aerospace market;
  In our Commercial markets, we experienced solid growth in the power & process markets, despite the wind down on the China Direct AP1000 program, while sales in the general industrial market were in-line with the prior year period; and
  Adjusted operating income was $163 million, up 2% compared with the prior year period, while Adjusted operating margin decreased 30 basis points to 20.8%, as favorable overhead absorption on higher revenues in all three segments was offset by unfavorable mix on products and higher investment in research and development.

Fourth Quarter 2023 Segment Performance

Aerospace & Industrial

(In millions)	Q4-2023	Q4-2022	Change
Reported
Sales	$238	$223	7%
Operating income	$44	$41	9%
Operating margin	18.5%	18.2%	30 bps

Adjusted (1)
Sales	$238	$223	7%
Operating income	$44	$41	7%
Operating margin	18.5%	18.5%	0 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $238 million, up $15 million, or 7%;
  Higher commercial aerospace market revenues reflected increased OEM sales of actuation and sensors products, as well as surface treatment services, on narrowbody and widebody platforms;
  In the defense markets, higher revenue in the aerospace defense market supporting various fighter jet programs was mainly offset by lower sales on ground missile launchers in the ground defense market;
  General industrial market revenue was essentially flat, as the benefit of new product introductions addressing the electrification of vehicles was mainly offset by lower sales on off-highway vehicle platforms; and
  Adjusted operating income was $44 million, up 7%, with a strong Adjusted operating margin of 18.5%, as favorable absorption on higher revenues was partially offset by the timing of development contracts.

Defense Electronics

(In millions)	Q4-2023	Q4-2022	Change
Reported
Sales	$240	$236	1%
Operating income	$69	$70	(2%)
Operating margin	28.8%	29.7%	(90 bps)

Adjusted (1)
Sales	$240	$236	1%
Operating income	$69	$70	(2%)
Operating margin	28.8%	29.7%	(90 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $240 million, up $3 million, or 1%;
  Aerospace defense market revenue declines principally reflected the timing of sales of our embedded computing equipment on various helicopter programs partially offset by higher sales of flight test instrumentation equipment on various fighter jet programs;
  Strong revenue growth in the ground defense market reflected higher sales of tactical battlefield communications equipment as well as higher sales of embedded computing equipment on the Stryker ground combat vehicle;
  Higher revenue in the naval defense market reflected increased sales of our embedded computing equipment supporting various domestic and international programs; and
  Adjusted operating income was $69 million, down 2% from the prior year period, while adjusted operating margin decreased 90 basis points to 28.8%, as favorable absorption on higher revenues was offset by unfavorable mix and higher investments in research and development.

Naval & Power

(In millions)	Q4-2023	Q4-2022	Change
Reported
Sales	$308	$298	3%
Operating income	$57	$59	(3%)
Operating margin	18.5%	19.7%	(120 bps)

Adjusted (1)
Sales	$308	$298	3%
Operating income	$59	$60	(2%)
Operating margin	19.3%	20.3%	(100 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $308 million, up $10 million, or 3%;
  Higher revenue in the aerospace defense market was primarily driven by increased sales of our arresting systems equipment supporting various domestic and international customers;
  Naval defense market revenue was essentially flat, as higher revenues on Columbia-class and Virginia-class submarines were mainly offset by the timing of revenues on the CVN-80 and CVN-81 aircraft carrier programs;
  Higher power & process market revenues reflected strong growth in industrial valve sales in the process market, and solid growth in the commercial nuclear market supporting increased development on Advanced Small Modular Reactors (ASMRs); Those increases were partially offset by lower China Direct AP1000 program revenues; and
  Adjusted operating income was $59 million, down 2% from the prior year period, while adjusted operating margin decreased 100 basis points to 19.3%, as favorable absorption on higher revenues was offset by unfavorable mix of products and timing of development contracts.

Free Cash Flow

(In millions)	Q4-2023	Q4-2022	Change
Net cash provided by operating activities	$282	$292	(3%)
Capital expenditures	(13)	(9)	34%
Reported free cash flow	$270	$283	(5%)
Adjusted free cash flow (1)	$270	$299	(10%)
(1) A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $270 million decreased $13 million, as higher cash earnings were more than offset by higher taxes;
  Adjusted free cash flow of $270 million decreased $29 million; and
  Capital expenditures increased approximately $3 million compared with the prior year period, primarily due to higher growth investments within the Naval & Power segment.

New Orders and Backlog

  New orders of $685 million decreased 4% in the fourth quarter, reflecting timing in our Defense markets, partially offset by strong demand within our Commercial markets for nuclear aftermarket products as well as subsea pumps to the process market;
  Full-year 2023 new orders of $3.1 billion increased 5% and generated an overall book-to-bill of 1.1x, reflecting growth in our A&D and Commercial markets; and
  Backlog of $2.9 billion, up 9% from December 31, 2022, reflects strong demand in both our A&D and Commercial markets.

Share Repurchase and Dividends

  During the fourth quarter, the Company repurchased 60,442 shares of its common stock for approximately $13 million;
  During full-year 2023, the Company repurchased 0.3 million shares for $50 million; and
  The Company also declared a quarterly dividend of $0.20 a share.

Full-Year 2024 Guidance

The Company's full-year 2024 financial guidance(1) is as follows:

($ in millions, except EPS)	2024 Guidance	% Chg vs 2023 Adjusted
Total Sales	$2,960 - $3,010	Up 4% - 6%
Operating Income	$514 - $528	Up 4% - 7%
Operating Margin	17.4% - 17.6%	Up 0 - 20 bps
Diluted EPS	$10.00 - $10.30	Up 7% - 10%
Free Cash Flow	$415 - $435	Up 0% - 5%
(1) Reconciliations of Reported to Adjusted 2023 operating results and 2024 financial guidance are available in the Appendix, and exclude first year purchase accounting costs associated with prior year acquisitions.

**********

A more detailed breakdown of the Company’s 2024 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2023 financial results and expectations for 2024 guidance at 10:00 a.m. ET on Thursday, February 15, 2024. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Product sales	$667,879	$646,263	$2,389,711	$2,135,882
Service sales	117,912	111,402	455,662	421,143
Total net sales	785,791	757,665	2,845,373	2,557,025

Cost of product sales	414,010	399,389	1,507,480	1,348,569
Cost of service sales	67,051	65,792	270,715	253,847
Total cost of sales	481,061	465,181	1,778,195	1,602,416

Gross profit	304,730	292,484	1,067,178	954,609

Research and development expenses	20,066	19,032	85,764	80,836
Selling expenses	36,306	31,199	137,088	121,586
General and administrative expenses	87,664	85,008	359,724	324,093
Loss on divestiture	—	—	—	4,651

Operating income	160,694	157,245	484,602	423,443

Interest expense	10,961	13,665	51,393	46,980
Other income, net	7,117	1,434	29,861	12,732

Earnings before income taxes	156,850	145,014	463,070	389,195
Provision for income taxes	(36,963)	(35,991)	(108,561)	(94,847)
Net earnings	$119,887	$109,023	$354,509	$294,348

Net earnings per share:
Basic earnings per share	$3.14	$2.85	$9.26	$7.67
Diluted earnings per share	$3.11	$2.82	$9.20	$7.62

Dividends per share	$0.20	$0.19	$0.79	$0.75

Weighted average shares outstanding:
Basic	38,232	38,296	38,283	38,386
Diluted	38,505	38,633	38,529	38,649

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$406,867	$256,974
Receivables, net	732,678	723,304
Inventories, net	510,033	483,113
Other current assets	67,502	52,623
Total current assets	1,717,080	1,516,014
Property, plant, and equipment, net	332,796	342,708
Goodwill	1,558,826	1,544,635
Other intangible assets, net	557,612	620,897
Operating lease right-of-use assets, net	141,435	153,855
Prepaid pension asset	261,869	222,627
Other assets	51,351	47,567
Total assets	$4,620,969	$4,448,303

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$—	$202,500
Accounts payable	243,833	266,525
Accrued expenses	188,039	174,440
Deferred revenue	303,872	254,801
Other current liabilities	70,800	82,779
Total current liabilities	806,544	981,045
Long-term debt	1,050,362	1,051,900
Deferred tax liabilities	132,319	123,001
Accrued pension and other postretirement benefit costs	66,875	58,348
Long-term operating lease liability	118,611	132,275
Long-term portion of environmental reserves	12,784	12,547
Other liabilities	105,061	107,973
Total liabilities	$2,292,556	$2,467,089

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	140,182	134,553
Retained earnings	3,487,751	3,163,491
Accumulated other comprehensive loss	(213,223)	(258,916)
Less: cost of treasury stock	(1,135,484)	(1,107,101)
Total stockholders' equity	2,328,413	1,981,214

Total liabilities and stockholders' equity	$4,620,969	$4,448,303

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$238,224	$—	$238,224	$223,258	$—	$223,258	7%	7%
Defense Electronics	239,751	—	239,751	236,456	—	236,456	1%	1%
Naval & Power	307,816	—	307,816	297,951	—	297,951	3%	3%

Total sales	$785,791	$—	$785,791	$757,665	$—	$757,665	4%	4%

Operating income (expense):
Aerospace & Industrial (1)	$44,054	$—	$44,054	$40,599	$703	$41,302	9%	7%
Defense Electronics	69,015	—	69,015	70,230	—	70,230	(2)%	(2)%
Naval & Power (2)	56,845	2,529	59,374	58,717	1,724	60,441	(3)%	(2)%

Total segments	$169,914	$2,529	$172,443	$169,546	$2,427	$171,973	—%	—%
Corporate and other	(9,221)	—	(9,221)	(12,301)	—	(12,301)	25%	25%

Total operating income	$160,693	$2,529	$163,222	$157,245	$2,427	$159,672	2%	2%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	18.5%		18.5%	18.2%		18.5%	30 bps	— bps
Defense Electronics	28.8%		28.8%	29.7%		29.7%	(90 bps)	(90 bps)
Naval & Power	18.5%		19.3%	19.7%		20.3%	(120 bps)	(100 bps)
Total Curtiss-Wright	20.4%		20.8%	20.8%		21.1%	(40 bps)	(30 bps)

Segment margins	21.6%		21.9%	22.4%		22.7%	(80 bps)	(80 bps)

(1) Excludes purchase accounting adjustments in the prior period.
(2) Excludes purchase accounting adjustments in the current and prior period and trailing costs associated with the divestiture of our German valves business.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Year Ended			Year Ended
	December 31, 2023			December 31, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$887,228	$—	$887,228	$836,035	$—	$836,035	6%	6%
Defense Electronics	815,912	—	815,912	690,262	—	690,262	18%	18%
Naval & Power	1,142,233	—	1,142,233	1,030,728	—	1,030,728	11%	11%

Total sales	$2,845,373	$—	$2,845,373	$2,557,025	$—	$2,557,025	11%	11%

Operating income (expense):
Aerospace & Industrial (1)	$145,278	$—	$145,278	$136,996	$703	$137,699	6%	6%
Defense Electronics	191,775	—	191,775	154,568	—	154,568	24%	24%
Naval & Power (2)	189,227	9,198	198,425	177,582	14,056	191,638	7%	4%

Total segments	$526,280	$9,198	$535,478	$469,146	$14,759	$483,905	12%	11%
Corporate and other (3)	(41,678)	—	(41,678)	(45,703)	4,876	(40,827)	9%	(2)%

Total operating income	$484,602	$9,198	$493,800	$423,443	$19,635	$443,078	14%	11%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.4%		16.4%	16.4%		16.5%	— bps	(10 bps)
Defense Electronics	23.5%		23.5%	22.4%		22.4%	110 bps	110 bps
Naval & Power	16.6%		17.4%	17.2%		18.6%	(60 bps)	(120 bps)
Total Curtiss-Wright	17.0%		17.4%	16.6%		17.3%	40 bps	10 bps

Segment margins	18.5%		18.8%	18.3%		18.9%	20 bps	(10 bps)

(1) Excludes purchase accounting adjustments in the prior period.
(2) Excludes purchase accounting adjustments in both periods and trailing costs associated with the divestiture of our German valves business.
(3) Excludes costs associated with shareholder activism in the prior year period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$171,527	$—	$171,527	$172,763	$—	$172,763	(1%)	(1%)
Ground Defense	87,691	—	87,691	81,348	—	81,348	8%	8%
Naval Defense	187,240	—	187,240	183,418	—	183,418	2%	2%
Commercial Aerospace	92,723	—	92,723	77,178	—	77,178	20%	20%
Total Aerospace & Defense	$539,181	$—	$539,181	$514,707	$—	$514,707	5%	5%

Commercial markets:
Power & Process	136,541	—	136,541	131,598	—	131,598	4%	4%
General Industrial	110,069	—	110,069	111,360	—	111,360	(1%)	(1%)
Total Commercial	$246,610	$—	$246,610	$242,958	$—	$242,958	2%	2%

Total Curtiss-Wright	$785,791	$—	$785,791	$757,665	$—	$757,665	4%	4%

	Year Ended			Year Ended
	December 31, 2023			December 31, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$551,622	$—	$551,622	$479,743	$—	$479,743	15%	15%
Ground Defense	308,008	—	308,008	219,739	—	219,739	40%	40%
Naval Defense	720,013	—	720,013	694,015	—	694,015	4%	4%
Commercial Aerospace	324,949	—	324,949	276,519	—	276,519	18%	18%
Total Aerospace & Defense	$1,904,592	$—	$1,904,592	$1,670,016	$—	$1,670,016	14%	14%

Commercial markets:
Power & Process	509,998	—	509,998	472,300	—	472,300	8%	8%
General Industrial	430,783	—	430,783	414,709	—	414,709	4%	4%
Total Commercial	$940,781	$—	$940,781	$887,009	$—	$887,009	6%	6%

Total Curtiss-Wright	$2,845,373	$—	$2,845,373	$2,557,025	$—	$2,557,025	11%	11%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Diluted earnings per share - As Reported	$3.11	$2.82	$9.20	$7.62
First year purchase accounting adjustments	0.02	0.05	0.15	0.18
Divested German valves business	0.03	—	0.03	0.14
Costs associated with shareholder activism	—	—	—	0.10
Pension settlement charges	—	0.05	—	0.09
Diluted earnings per share - Adjusted (1)	$3.16	$2.92	$9.38	$8.13

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, and impacts from foreign currency fluctuations.

	Three Months Ended
	December 31,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	7%	9%	1%	(2%)	3%	(3%)	4%	2%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Divestiture-related costs	0%	0%	0%	0%	0%	1%	0%	1%
Foreign currency	(1%)	0%	0%	0%	0%	1%	(1%)	0%
Organic	6%	9%	1%	(2%)	3%	(1%)	3%	3%

	Year Ended
	December 31,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	6%	18%	24%	11%	7%	11%	14%
Less: Acquisitions	0%	0%	0%	0%	(4%)	0%	(2%)	0%
Divestiture-related costs	0%	0%	0%	0%	0%	(2%)	0%	(1%)
Foreign currency	0%	0%	0%	(3%)	0%	0%	1%	(1%)
Organic	6%	6%	18%	21%	7%	5%	10%	12%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) payments associated with the Westinghouse legal settlement and (ii) executive pension payments. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$282,372	$292,389	$448,089	$294,776
Capital expenditures	(12,629)	(9,428)	(44,666)	(38,217)
Free cash flow	$269,743	$282,961	$403,423	$256,559
Westinghouse legal settlement	—	—	10,000	15,000
Pension payment to former executives	—	15,753	—	23,967
Adjusted free cash flow	$269,743	$298,714	$413,423	$295,526
Adjusted free cash flow conversion	221%	265%	114%	94%

CURTISS-WRIGHT CORPORATION
2024 Guidance
As of February 14, 2024
($'s in millions, except per share data)

	2023 Reported (GAAP)	2023 Adjustments (Non-GAAP)(1,2)	2023 Adjusted (Non-GAAP)(1,2)	2024 Reported Guidance (GAAP)
				Low	High	2024 Chg vs 2023 Adjusted
Sales:
Aerospace & Industrial	$887	$—	$887	$915	$930	3 - 5%
Defense Electronics	816	—	816	857	872	5 - 7%
Naval & Power	1,142	—	1,142	1,188	1,208	4 - 6%
Total sales	$2,845	$—	$2,845	$2,960	$3,010	4 to 6%

Operating income:
Aerospace & Industrial	$145	$—	$145	$152	$156	5 - 8%
Defense Electronics	192	—	192	198	203	3 - 6%
Naval & Power	189	9	198	202	207	2 - 5%
Total segments	526	9	535	552	567
Corporate and other	(42)	—	(42)	(38)	(39)
Total operating income	$485	$9	$494	$514	$528	4 to 7%

Interest expense	$(51)	$—	$(51)	$(45)	$(46)
Other income, net	30	—	30	33	35
Earnings before income taxes	463	9	472	503	518
Provision for income taxes	(109)	(2)	(111)	(118)	(122)
Net earnings	$355	$6	$361	$385	$396

Diluted earnings per share	$9.20	$0.18	$9.38	$10.00	$10.30	7 to 10%
Diluted shares outstanding	38.5		38.5	38.5	38.5
Effective tax rate	23.4%		23.4%	23.5%	23.5%

Operating margins:
Aerospace & Industrial	16.4%		16.4%	16.6%	16.8%	20 to 40 bps
Defense Electronics	23.5%		23.5%	23.1%	23.3%	(40) to (20) bps
Naval & Power	16.6%		17.4%	17.0%	17.2%	(40) to (20) bps
Total operating margin	17.0%		17.4%	17.4%	17.6%	0 to 20 bps

Free cash flow	$403	$10	$413	$415	$435

Notes: Full year amounts may not add due to rounding.
(1) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.
(2) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2023 Adjusted Free Cash Flow excluded a legal settlement payment of $10 million.

CURTISS-WRIGHT CORPORATION
2024 Sales Growth Guidance by End Market
As of February 14, 2024

	2024 % Change vs 2023 Adjusted	% Total Sales

Aerospace & Defense Markets
Aerospace Defense	5 - 7%	20%
Ground Defense	4 - 6%	11%
Naval Defense	3 - 5%	25%
Commercial Aerospace	10 - 12%	12%
Total Aerospace & Defense	5 - 7%	67%

Commercial Markets
Power & Process	3 - 5%	18%
General Industrial	1 - 3%	15%
Total Commercial	2 - 4%	33%

Total Curtiss-Wright Sales	4 - 6%	100%

Note: Sales percentages may not add due to rounding.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,600 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com